GOLDEN STATE BANCORP INC.



I.   GOLDEN STATE BANCORP INC.

     A.  Golden State Holdings Inc.

         1.   California Federal Bank, A Federal Savings Bank
                  a.  Auto One Acceptance Corporation
                      i.   Auto Depot, Inc.
                  b.  Cal Fed Credit Inc.
                  c.  Cal Fed Enterprises
                  d.  Cal Fed Holdings, Inc.
                      i.   FGB Realty Advisors, Inc.
                      ii.  First Prudential Corporation
                      iii. FNB Real Estate Corp.
                      iv.  Glenfed Properties, Inc.
                           a.  Oceanside Communities, Inc.
                      v.   Unified Mortgage Company
                  e.  Cal Fed Investments
                      i.   Cal Fed Investments of Nevada
                  f.  Cal Fed Mortgage Company
                  g.  Cal Fed Service Corporation
                  h.  Cal Fed Syndications
                  i.  California Communities, Inc.
                  j.  California Federal Preferred Capital Corporation
                  k.  Capital Conveyance Company
                  l.  CF Management Corp.
                  m.  CF Recovery Corp. Two
                  n.  Development Credit Corporation
                  o.  First Nationwide Mortgage Corporation
                      i.   FNC Insurance Agency, Inc.
                           a.  Cal Fed Insurance Agency, Inc
                      ii.  Master Mortgage Company
                      iii. Verdugo Trustee Service Corporation
                  p.  First Estate Corporation
                      i.   Glenfed Development Corp.
                           a.  Glenfed Development Ventures Corp.
                      ii.  Redlands Financial Services, Incorporated
                      iii. Crescent Bay Diversified, Inc.
                  q.  FNB Mortgage Company, LLC
                  r.  Franciscan Financial Corporation
                      i.   San Francisco Auxiliary Corporation
                  s.  Glenfed Service Corporation
                      i.   August Financial Corporation
                      ii.  Esandel, Inc.
                  t.  Sierra Network
                  u.  United California Financial Company
                  v.  United California Funding Corporation
                  w.  United Resources Capital Corporation
                      i.   United Energy Finance Corporation
                  x.  XCF Acceptance Corporation

     B.  Golden State Management Inc.

         1.   GSB Aviation, Inc.

         2.   GSB Aviation (Two) LLC

         3.   FGB Services, Inc.